UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-0679819
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

2000 W. Sam Houston Pkwy. S.,	77042
Suite 1700	(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement. On April 23, 2007, Bristow Helicopter Group Limited, an affiliate of Bristow Group Inc. (the “Company”) entered into an Amendment to Employment Agreement with Mr. Richard Burman, Senior Vice President, Eastern Hemisphere. The amendment provided for the elimination of Mr. Burman’s car allowance and golf club dues reimbursement and a base salary increase of ₤992 per month in connection therewith. The amendment also provided for compensation in connection with Mr. Burman’s relocation from Aberdeen, Scotland to the offices of the Company’s affiliate in Redhill, England, including payment of an increased cost of living allowance of ₤1,233 per month and reimbursement of moving expenses including legal, removal, estate agent relevant property and personal taxes [in three equal annual installments. The amendment also provides for mortgage support payments to Mr. Burman of ₤38,500 in April 2007, ₤28,875 in April 2008, ₤19,250 in April 2009, and ₤9,625 in April 2010.

The foregoing description is qualified in its entirety by the Amendment to Employment Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment to Employment Agreement of Mr. Richard Burman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2007

BRISTOW GROUP INC.
(Registrant)

By:  /S/ Randall A. Stafford
Randall A. Stafford
Vice President and General
Counsel, Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Amendment to Employment Agreement of Mr. Richard Burman